Exhibit 1.1

                     Shares

AVG TECHNOLOGIES N.V.

ORDINARY SHARES (PAR VALUE €0.01 PER SHARE)

UNDERWRITING AGREEMENT

                    , 2012

                    , 2012

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, NY 10036

Ladies and Gentlemen:

AVG Technologies N.V., a public limited liability company (naamloze vennootschap) organized and existing under the laws of the Netherlands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell and transfer to the several Underwriters, an aggregate of                      ordinary shares, par value €0.01 per share, of the Company (the “Firm Shares”), of which                      shares are to be issued and sold by the Company and                      shares are to be sold and transferred by the Selling Shareholders, each Selling Shareholder selling and transferring the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also severally propose to sell and transfer to the several Underwriters not more than an additional                      ordinary shares, par value €0.01 per share, of the Company (the “Additional Shares”), with each such Selling Shareholder selling up to the number of Additional Shares (which shall be a whole number) set forth opposite such Selling Shareholder’s name in Schedule I hereto, if and to the extent that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co., as the joint book-running managers of the offering (together , the “Managers”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value €0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities

Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness, together with the free writing prospectuses, if any, each identified in Schedule III hereto, and orally communicated pricing information identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) no free writing prospectus contains any untrue statement of a material fact or, when considered together with the Time of Sale Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) as of its date and the Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. Each free writing prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company was duly incorporated as a cooperative (coöperatie)and is validly existing as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except for such liens, encumbrances, equities or claims as provided under that certain Credit Agreement, dated as of March 15, 2011 and amended as of August 10, 2011, among AVG Holding Coöperatief U.A., AVG Technologies N.V., the several lenders party thereto, Morgan Stanley Senior Funding, Inc. and JPMorgan Chase Bank, N.A.). None of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of preemptive or similar rights of any securityholder of such subsidiary. The articles of association or other constitutive or organizational documents of each subsidiary of the Company comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(f) None of the Company or its subsidiaries is (i) in breach of or in default under any applicable laws and regulations of the United States, the Netherlands or any other jurisdiction in which the Company or any of its subsidiaries is or was organized or operates or has operated, (ii) in violation of its respective articles of association or its other constitutive documents or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except in the case of clauses (i), (ii) and (iii) for such breaches, violations or defaults that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the ability of the Company and its subsidiaries to consummate the transactions contemplated hereunder.

(g) This Agreement has been duly authorized and delivered and validly signed by the Company.

(h) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The Ordinary Shares (including the Shares to be sold and transferred by the Selling Shareholders) outstanding prior to the issuance of the Shares to be issued and sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares to be issued and sold by the Company have been duly authorized and, when issued, fully paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the statutory preemptive rights in relation to such Shares have been validly excluded.

(k) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are (i) no outstanding securities issued by the Company convertible into, or exchangeable for, or rights, warrants or options to acquire from the Company, or obligations of the Company to issue, ordinary shares or any of the share capital of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into, or exchangeable for, any shares in the capital of or direct interest in any of the Company’s subsidiaries.

(l) The Shares have been approved for listing on The New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the articles of association or bylaws of the Company or any of its subsidiaries, or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except in the case of clauses (i) and (iii) as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (in the United States, the Netherlands or otherwise) is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u) Neither the Company nor any of its subsidiaries, nor any member of their respective senior management, management board, supervisory board or any other director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct and have conducted business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w) (i) Neither the Company nor any of its subsidiaries, nor any member of their respective senior management, management board or supervisory board, or any other director or officer thereof, nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury

(“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have not for the past five years knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(z) Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material Intellectual Property (as defined below) as currently employed by them in connection with the business now operated by them, as described in the Registration Statement, Time of Sale Prospectus and the Prospectus. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, (i) the material Intellectual Property owned by the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the ownership, validity, enforceability or scope of any such material Intellectual Property, and (iii) to the Company’s knowledge, none of the material Intellectual Property used by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or any of its current or former employees or independent contractors. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, (i) there is no material pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property, (ii) neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with any Intellectual Property and (iii) to the knowledge of the Company, there is no infringement, misappropriation, or other violation of the Intellectual Property owned by the Company or its subsidiaries, in each case, except as would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The term “Intellectual Property” as used herein means foreign and domestic patents and all patent rights associated therewith, and patent applications, inventions, registered and unregistered trademarks and service marks and all rights associated therewith, applications to register trademarks or service marks, trade names, trade dress, copyrights, applications to register copyrights, databases and rights associated with databases, moral rights, mask works, applications to register mask works, know-how, trade secrets and all trade secret rights associated therewith, domain names, domain name applications, proprietary processes, and other forms of intellectual property and proprietary rights therein. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company and its subsidiaries that are required to be described in the Registration Statement, Time of Sale Prospectus and the Prospectus and are not described in all material respects.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement,

the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd) Except as described in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the management board’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and in compliance with any other applicable laws; (iii) access to assets is permitted only in accordance with the management board’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff) The statistical, industry-related and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived.

(gg) BDO Audit & Assurance B.V. (“BDO”), which has expressed its opinion with respect to the financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act. BDO AG (“BDO AG”), which has expressed its opinion with respect to the financial statements of TuneUp Software GmbH filed with the Commission as a part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent auditor under the rules of the Chamber of Public Accountants in Germany.

(hh) The Company and its subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others at the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(ii) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(jj) There are no transactions between the Company and any holder of 5% or more of the Ordinary Shares, any member of the management board or the supervisory board or any nominee thereto or any other director, or members of such individuals’ immediate families, or any enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by any of such individuals that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(kk) The financial statements of the Company and any of its subsidiaries filed with the Commission as a part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and such subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved.

(ll) The pro forma financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been prepared on a basis consistent with the Company’s historical financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the Company’s historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the notes to such financial information as of the respective dates of such pro forma information and gives effect to assumptions made on a reasonable basis. The assumptions used in preparing the pro forma financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus provide a reasonable basis for presenting the effects attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No other pro forma financial statements or information are required by the Securities Act or the Exchange Act to be included or incorporated by reference in any of the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(mm) Under the laws and regulations of the Netherlands, all dividends and other distributions declared and payable on the Ordinary Shares (including the Shares) in cash may be freely transferred out of the Netherlands and may be freely converted into U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Netherlands; and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions would not be subject to withholding, value added or other taxes under the laws and regulations of the Netherlands.

(nn) Except for any taxes imposed on the Underwriters by the Netherlands or any political subdivision or taxing authority thereof as a result of any present or former connection between the Underwriters and the jurisdiction imposing such tax, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, transaction, issue or other taxes are or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the government of the Netherlands or any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement; (2) the issuance, sale or delivery of the Ordinary Shares to or for the respective accounts of the Underwriters as set forth in each of the Time of Sale Prospectus and the Prospectus, and pursuant to the terms of this Agreement; (3) the sale and delivery outside of the Netherlands by the Underwriters of the Shares to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement; or (4) any other transaction or payment contemplated by this Agreement.

(oo) Subject to the caveats and the discussion provided in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company was not a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2010, is not a PFIC, and does not expect to become a PFIC in its current taxable year or the foreseeable future.

(pp) None of the Company or any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or which could otherwise be deemed to constitute a violation of applicable rules and regulations regarding stabilization and market manipulation, in particular the Netherlands legal provisions implementing Directive 2003/6/EC and related European Union directives and regulations.

(qq) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(rr) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ss) No Underwriter will incur any liability for Tax or duty in the Netherlands, or to the Company’s knowledge in any other jurisdiction in which the Company does business, on or as a result of the execution of this Agreement by, or the enforcement of this Agreement against, the Company.

(tt) Except as would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries has (duly and within any appropriate time limits) made all returns, given all notices and supplied all information required to be supplied to all relevant Tax authorities and has maintained all material records required to be maintained for tax purposes, including, but not limited to, documentation required to be maintained pursuant to article 8b (3), of the Netherlands Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969), (ii) all information supplied to any Tax authority was and remains complete and accurate in all respects and all returns and notices made or given were and remain complete and accurate in all respects and were made on a proper basis, (iii) neither the Company nor any of its subsidiaries is involved in any dispute or investigation with any Tax authority nor has any inquiry been raised by any Tax authority in respect of the Company or any of its subsidiaries, (iv) the Company and each of its subsidiaries have otherwise been in full compliance with the applicable Tax laws and regulations and the Tax affairs of the Company and each of its subsidiaries have been dealt with on a good faith basis, and (v) the Company and each of its subsidiaries is, to the extent required, registered for the purposes of VAT and has complied in all respects with the terms of legislation relating to VAT.

(uu) Except as would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, all amounts payable to any Tax authority in respect of any employee (including any Tax deductible from any amounts paid to an employee, and any social security contributions, social fund or similar contributions required to be made in respect of employees) due and payable by the Company and each of its subsidiaries have been duly paid and each of the Company and its subsidiaries has made all such deductions and retentions as should have been made under applicable laws or regulations.

(vv) The Company (i) is and has at all times been resident of the Netherlands for Tax purposes and is not and has not been treated as resident in any other jurisdiction for any Tax purpose (including any double Taxation arrangement), (ii) has not been subject to any material Tax on its net profits in any jurisdiction other than the Netherlands, and (iii) is not required to make any deduction for or on account of any Tax in the Netherlands or any other jurisdiction in which the Company does business in connection with the offering.

(ww) None of the Company or any of its subsidiaries is or will become liable to pay, or make reimbursement or indemnify with respect to, any Tax as a result of the failure by any other person (other than the Company or any other of its subsidiaries, as applicable) to discharge such Tax within any specified period or otherwise, where such Tax relates to income, profits or gains, earned accrued or received, or to any event or circumstance occurring or arising or deemed to occur or arise, in whole or in part, prior to the Closing Date.

(xx) Under the laws of the Netherlands the Company would not be entitled to invoke immunity from jurisdiction or immunity from execution in respect of any action arising out of its obligations under this Agreement.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, and only as to itself, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized and delivered and validly signed by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, (x) this Agreement and each of the deeds of transfer pursuant to which the Shares to be sold by such Selling Shareholder will be transferred by such Selling Shareholder to Cede & Co. (“Cede”) or as otherwise directed by the Underwriters in accordance with this Agreement (all such deeds of transfer to be executed and delivered by such Selling Shareholder, the “Deeds of Transfer”) and (y) in the case of the Selling Shareholders named in Part A of Schedule I, the Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company, LLC, as custodian, relating to the deposit of the shares to be sold and transferred by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), will not contravene (i) any provision of applicable laws of the United States, the Netherlands, the jurisdiction of incorporation or formation of such Selling Shareholder (if such Selling Shareholder is a legal entity) or the jurisdiction of domicile of such Selling Shareholder, (ii) the by-laws or articles of association (or similar organizational documents) of such Selling Shareholder (if such Selling Shareholder is a legal entity), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv) as would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement (a “Selling

Shareholder Material Adverse Effect”), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency in the United States, the Netherlands, the jurisdiction of incorporation or formation of such Selling Shareholder (if such Selling Shareholder is a legal entity) or the jurisdiction of domicile of such Selling Shareholder is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Deeds of Transfer or, if applicable, the Custody Agreement and the Power of Attorney of such Selling Shareholder (A) except such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of FINRA in connection with the offer and sale of the Shares, or (B) where the failure to obtain such consent, approval, authorization, order or qualification would not have a Selling Shareholder Material Adverse Effect.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold and transferred by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law and, if applicable, the articles of association (or similar organizational documents) of such Selling Shareholder to enter into this Agreement, the Deeds of Transfer and, if applicable, the Custody Agreement and the Power of Attorney, and to sell, transfer and deliver the Shares to be sold and transferred by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Deeds of Transfer and, if applicable, the Custody Agreement and the Power of Attorney have been duly authorized and delivered and validly signed by such Selling Shareholder and, assuming due authorization, execution and delivery by the other parties to such documents (if applicable), are valid and binding agreements of such Selling Shareholder subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditor rights and to general principles of equity.

(e) Upon payment for the Shares to be sold and transferred by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder has assumed that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC; provided that this representation is subject to the following qualifications: (i) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or other securities intermediaries and the ownership interests of the Underwriters, (ii) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (iii) if at any time DTC or any other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(f) Such Selling Shareholder is not prompted to sell and transfer its Shares pursuant to this Agreement by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus.

(g)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) as of its date and the Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendments or supplements thereto. It is understood and agreed that the only such information furnished by such Selling Shareholder consists of the legal name and the number of Shares owned by such Selling Shareholder before and after the offering (excluding percentages) which appear in the table and, as described in the applicable footnote, the address of such Selling Shareholder and how such Selling Shareholder is controlled, under the caption “Principal and Selling Shareholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”).

(h) Such Selling Shareholder has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to issue and sell or to sell and transfer, as the case may be, to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $                     a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be issued and sold or sold and transferred, as the case may be, by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement (with respect to the Selling Shareholders, only those representations and warranties contained in Section 2 hereof), and subject to the terms and conditions stated in this Agreement, each Selling Shareholder severally and not jointly agrees to sell and transfer to the several Underwriters the number of Additional Shares set forth on Schedule I hereto opposite the name of such Selling Shareholder, and the Underwriters shall have the right to purchase, severally and not jointly, up to                      Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days (or at least one business day if the purchase date is to be the same as the closing date for the Firm Shares) after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), (i) each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares and (ii) each Selling Shareholder agrees, severally and not jointly, to sell and transfer the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold and transferred on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Selling Shareholder bears to the total number of Firm Shares to be sold and transferred by all Selling Shareholders.

The Company hereby agrees that, without the prior written consent of all of the Managers jointly on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (4) publicly announce the intention to enter into any such transactions described in the foregoing clauses.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be issued and sold hereunder, (b) the issuance by the Company of ordinary shares in its share capital upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the grant of options or the issuance of Ordinary Shares by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus, (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, or (e) the issuance of or entry into an agreement to issue Ordinary Shares or securities convertible into or exercisable for Ordinary Shares in connection with any (i) mergers, (ii) acquisition of securities, businesses, property or other assets, (iii) joint ventures or (iv) strategic alliances; provided, that the aggregate number of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (e), excluding any such Ordinary Shares issuable in connection with the TuneUp Software GMBH acquisition as described in the Time of Sale Prospectus, shall not exceed 3% of the total number of shares of the Company’s Ordinary Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that each recipient of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares pursuant to this clause (e) shall execute a lock-up agreement substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or a material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by Section 3 of this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Managers of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

If all of the Managers jointly, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter executed by a member of senior management, the management board or the supervisory board or other officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $                     a share (the “Public

Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $                     a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $                     a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be issued and sold or sold and transferred, as the case may be, by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                     , 2012, or at such other time on the same or such other date, not later than                     , 2012, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than                     , 2012, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers, in the case of the Company, to issue and sell or, in the case of the Selling Shareholders, to transfer and sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date and for the Additional Shares on the applicable Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than                      (New York City time) on the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (as amended by Section 932(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act); and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by a member of the management board of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The member of the management board of the Company signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, each dated the Closing Date, in the forms attached hereto as Exhibit C and Exhibit D, respectively.

(d) The Underwriters shall have received on the Closing Date an opinion of Allen & Overy LLP, Netherlands counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit E.

(e) The Underwriters shall have received on the Closing Date an opinion of Baker & McKenzie Amsterdam N.V., special counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit F.

(f) The Underwriters shall have received on the Closing Date an opinion of the General Counsel of the Company dated the Closing Date, in the form attached hereto as Exhibit G.

(g) The Underwriters shall have received on the Closing Date opinions from each of:

(i)	Clifford Chance LLP (New York),

(ii)	Clifford Chance LLP (Luxembourg),

(iii)	Clifford Chance LLP (Netherlands),

(iv)	Conyers Dill & Pearman,

(v)	Baker & McKenzie Amsterdam N.V., and

(vi)	Whalen LLP,

counsel for the Selling Shareholders, each dated the Closing Date, in the forms attached hereto as Exhibit H-1, Exhibit H-2, Exhibit H-3, Exhibit H-4, Exhibit H-5 and Exhibit H-6, respectively.

(h) The Underwriters shall have received on the Closing Date opinions from each of Davis Polk & Wardwell LLP, with respect to AVG Technologies USA Inc., Antis Triantafyllides & Sons LLC, counsel for AVG eCommerce CY Ltd., Allen & Overy LLP (Netherlands), counsel for AVG Netherlands B.V., and Allen & Overy LLP (Czech Republic), counsel for AVG Technologies CZ, s.r.o.; each dated the Closing Date, in the forms attached hereto as Exhibit I-1, Exhibit I-2, Exhibit I-3 and Exhibit I-4.

(i) The Underwriters shall have received on the Closing Date (i) an opinion of Wilson Sonsini Goodrich & Rosati, P.C., U.S. counsel for the Underwriters, dated the Closing Date and (ii) an opinion of Freshfields Bruckhaus Deringer LLP, Netherlands counsel for the Underwriters, dated the Closing Date, in each case in form and substance satisfactory to the Underwriters.

With respect to paragraph 5 of the negative assurance letter referred to in Section 6(c) above, Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Davis Polk & Wardwell LLP, Allen & Overy LLP and Baker & McKenzie described in Sections 6(c), 6(d) and 6(e) above and the opinions of counsel for the Selling Shareholders referred to in Section 6(g) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO, independent registered public accounting firm, and a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO AG, independent public accounting firm, each such letter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the Company’s shareholders, members of senior management, the management board and the supervisory board and other officers and directors of the Company, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) The Underwriters shall have received on the date hereof and on the Closing Date, a certificate dated the date hereof and the Closing Date, respectively, from the Chief Financial Officer of the Company in a form acceptable to the Underwriters.

(m) The Shares have been approved for listing upon notice of issuance on the NYSE.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the due qualification of the Company, the due authorization and valid issuance of the Additional Shares to be sold and transferred on such Option Closing Date and other matters related to the valid issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that (i) when the Time of Sale Prospectus is delivered to a prospective purchaser, the statements in the Time of Sale Prospectus as so amended or supplemented will not be misleading in the light of the circumstances under which they were made, (ii) the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement or (iii) the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold and transferred by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such U.S. or foreign jurisdictions as you shall reasonably request, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, and for itself and not for any other Selling Shareholder, covenants with each Underwriter as follows:

(a) To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d)

under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (A) the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer, stamp duty or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Shares for offer and sale under state or foreign securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, not to exceed $30,000, incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof), (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Sellers hereunder for which provision is not otherwise made in this Section, and (B) each Selling Shareholder severally and not jointly agrees to pay or cause to be paid all expenses incident to the performance of its respective obligations under this Agreement, including the fees, disbursements and expenses of counsel for such Selling Shareholder in connection with the registration and delivery of the Shares to be sold by such

Selling Shareholder under the Securities Act (other than those fees, disbursements and expenses actually paid by the Company (subject to any agreement for reimbursement of the Company by such Selling Shareholder)) and all costs and expenses related to the transfer and delivery of such Shares to the Underwriters, including any transfer, stamp duty or other taxes payable thereon. It is understood, however, that except as provided in this Section, Section 11 and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Selling Shareholder, each of such Selling Shareholder’s officers and directors, each Underwriter, each person, if any, who controls any Underwriter or Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or Selling Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or relating to any Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan

Stanley & Co. LLC that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who signs the Registration Statement, each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to their respective Selling Shareholder Information. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (less discounts and commissions) of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Net Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Shareholder, each of such Selling Shareholders’ officers and directors, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such

Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; but the failure to so notify the indemnifying party shall relieve the indemnifying party from the obligation to indemnify the indemnified party only to the extent that the indemnifying party suffers actual prejudice as a result of such failure, but shall not relieve the indemnifying party from its obligation to provide reimbursement and contribution to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, members of the Company’s management board and supervisory board, and any other officer who signs the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by all of the Managers jointly. In the case of any such separate firm for the Company, and such members of senior management, the management board and the supervisory board, any other directors or officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by a majority in interest of the Selling Shareholders (based on the amount of Shares sold by such Selling Shareholders pursuant to this Agreement); provided that the designation of any such separate firm shall be approved by each Selling Shareholder in its sole and absolute discretion. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) To the extent an indemnifying party is liable under Section 11(a), 11(b) or 11(c), as applicable, and the indemnification provided for in Section 11(a), 11(b) or 11(c), as applicable, is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Shareholder Net Proceeds less any amounts that such Selling Shareholder is obligated to pay under paragraph (b) above. For the avoidance of doubt and notwithstanding any other provision of this agreement, the maximum aggregate liability of each Selling Shareholder under the indemnity agreement contained in paragraph (b) above and the contribution agreement contained in this paragraph (e) shall be limited to an amount equal to the Selling Shareholder Net Proceeds.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its members of senior management, the management board or the supervisory board, any other of its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the

United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or the Netherlands or Czech Republic authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold and transferred on such Option Closing Date or (ii) purchase not less than the number of Additional

Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, which, for the purposes of this Section 13, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 12, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Submission to Jurisdiction; Appointment of Agent for Service. (a)Each of parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any party hereto has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each such party irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

Intel Capital (Cayman) Corporation hereby irrevocably appoints The Corporation Trust Company, with offices at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and each of the other Sellers hereby irrevocably appoints AVG Technologies USA, Inc., with offices at 1 Executive Drive, 3rd Floor, Chelmsford, Massachusetts 01824 (each, an “Authorized Agent”), as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Sellers represents and warrants that its Authorized Agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Each of the Sellers agrees that service of process upon its Authorized Agent shall be deemed, in every respect, effective service of process upon such Seller.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares. For the avoidance of doubt, the amended and restated registration rights agreement, dated October 1, 2009, between the Company and the investors named therein, will continue in full force and effect pursuant to its terms.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt and if:

(a) to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, United States, Attention: Legal Department; fax number: [                ]; email address: [                ];

J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States, Attention: Equity Syndicate Desk, with a copy to the Legal Department; fax number: [                ]; email address: [                ]; and

Goldman, Sachs & Co., 200 West Street, New York, New York 10282, United States, Attention: Registration Department;

(b) to the Company shall be delivered, mailed or sent to:

AVG Technologies N.V.

Gatwickstraat 9-39

1043 GL Amsterdam The Netherlands

Attention: General Counsel

Fax number: [                ]

Email Address: [                ]

With a copy to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California, 94025

United States

Attention: Bruce Dallas

Fax number: [                ]

Email Address: [                ]

(c) if to the Selling Shareholders shall be delivered, mailed or sent to such Selling Shareholder as set forth on Schedule IV hereto.

(d) In the event that a notice is delivered by registered or certified mail, by hand, by messenger, by courier service or by facsimile, a copy of the notice shall also be sent by email if the recipient has provided an email address above.

20. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

Very truly yours,

AVG TECHNOLOGIES N.V.

By:
Name:
Title:

PEF V Information Technology II S.à.r.l.

By:
Name:
Title:

[Signature Page to AVG Technologies N.V. Underwriting Agreement]

Intel Capital (Cayman) Corporation

By:
Name:
Title:

[Signature Page to AVG Technologies N.V. Underwriting Agreement]

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Attorney-in Fact

[Signature Page to AVG Technologies N.V. Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	[ ]

By:
Name:
Title:

[Signature Page to AVG Technologies N.V. Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
Part A
[NAMES OF SELLING SHAREHOLDERS]

Part B
[NAMES OF SELLING SHAREHOLDERS]

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Goldman, Sachs & Co

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[orally communicated pricing information such as price per share and size of offering]

III-1

SCHEDULE IV

Selling Shareholder Addresses for Notice

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

A-1

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 2012

[Name and address of

member of senior management,

the management board

or supervisory board or

other officer or director

requesting waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by AVG Technologies N.V. (the “Company”) and certain shareholders of the Company of an aggregate of                      ordinary shares, €0.01 par value (the “Ordinary Shares”), of the Company and the lock-up letter dated                     , 2011 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                     , 2012, with respect to                      Ordinary Shares (the “Shares”).

Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                     , 2012; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc: AVG Technologies N.V.

FORM OF PRESS RELEASE

AVG Technologies N.V.

                    , 2012

AVG Technologies N.V. (the “Company”) announced today that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co., the joint book-running managers in the recent public offering of an aggregate of                      ordinary shares by the Company and certain of its shareholders is [waiving][releasing] a lock-up restriction with respect to                      ordinary shares of the Company held by [certain members of senior management, the management board or the supervisory board or other officers or directors] [a member of senior management, the management board or the supervisory board or other officer or director] of the Company. The [waiver][release] will take effect on                     , 2012, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

C-1

EXHIBIT D

NEGATIVE ASSURANCE LETTER OF

DAVIS POLK & WARDWELL LLP

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EXHIBIT E

FORM OF OPINION OF ALLEN & OVERY LLP

E-1

EXHIBIT F

FORM OF OPINION OF BAKER & MCKENZIE

F-1

EXHIBIT G

FORM OF OPINION OF GENERAL COUNSEL

G-1

EXHIBIT H

FORMS OF SELLING SHAREHOLDER OPINIONS

H-1

EXHIBIT I

FORMS OF SUBSIDIARY OPINIONS

I-1